UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2010

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA 01748

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

EMC Corporation’s Annual Meeting of Shareholders was held on April 29, 2010. There was no solicitation in opposition to management’s nominees as listed in EMC’s proxy statement, and all such nominees were elected directors for a one-year term. The shareholders ratified the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2010, approved a shareholder proposal relating to special shareholder meetings and approved a shareholder proposal relating to an advisory vote on executive compensation. The results of the votes for each of these proposals were as follows:

1.	Election of Directors:

	For	Against	Abstain	Broker Non-Votes
Michael W. Brown	1,413,595,400	18,367,870	1,707,232	280,295,143
Randolph L. Cowen	1,422,692,047	9,209,812	1,768,643	280,295,143
Michael J. Cronin	1,398,287,395	33,683,714	1,699,393	280,295,143
Gail Deegan	1,413,275,706	18,783,257	1,611,539	280,295,143
James S. DiStasio	1,415,948,500	15,922,870	1,799,132	280,295,143
John R. Egan	1,409,849,173	22,211,811	1,609,578	280,295,143
Edmund F. Kelly	1,424,105,746	7,850,073	1,714,683	280,295,143
Windle B. Priem	1,412,668,451	19,246,795	1,755,256	280,295,143
Paul Sagan	1,402,926,604	28,984,766	1,759,132	280,295,143
David N. Strohm	1,421,324,559	10,637,627	1,708,316	280,295,143
Joseph M. Tucci	1,384,288,034	47,777,677	1,604,791	280,295,143

2.	Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2010:

For:	1,669,540,030
Against:	40,317,053
Abstain:	4,108,562
Broker Non-Votes:	0

3.	Approval of a shareholder proposal relating to special shareholder meetings:

For:	868,390,838
Against:	543,390,639
Abstain:	21,889,025
Broker Non-Votes:	280,295,143

4.	Approval of a shareholder proposal relating to an advisory vote on executive compensation:

For:	738,875,947
Against:	674,696,959
Abstain:	20,097,596
Broker Non-Votes:	280,295,143

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/S/ PAUL T. DACIER
Paul T. Dacier
Executive Vice President and General Counsel

Date: April 30, 2010